Calculation of Filing Fee Tables
S-3
CAMDEN PROPERTY TRUST
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(o)			$ 500,000,000.00	0.0001381	$ 69,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 69,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 8,750.00
			Net Fee Due:						$ 60,300.00
Offering Note
[1]	(1) Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended. (2) Before reduction by the fee offset claimed in Table 2 below, calculated in accordance with Rule 457(p). After such reduction, the net fee payable, and contemporaneously paid, is $60,300.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Camden Property Trust	S-3	333-271865	05/22/2023		$ 8,750.00	Equity	Common Shares		$ 500,000,000.00
Fee Offset Sources	3	Camden Property Trust	S-3	333-271865		05/22/2023						$ 8,750.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant's prospectus supplement, dated and filed under Rule 424(b)(5) on May 22, 2023, under Registration Statement No. 333-271865, offered up to $500,000,000 Common Shares all of which remain unsold, the offering made by such prospectus supplement having been terminated.

Offset Note
[2]	The Registrant's prospectus supplement, dated and filed under Rule 424(b)(5) on May 22, 2023, under Registration Statement No. 333-271865, offered up to $500,000,000 Common Shares all of which remain unsold, the offering made by such prospectus supplement having been terminated. In connection with such prospectus supplement, the Registrant paid a contemporaneous filing fee of $8,750 in respect of Common Shares with a maximum aggregate offering price of $500,000,000, all of which such filing fee is allocable to such shares remain unsold. Accordingly, the Registrant hereby claims a fee offset in such amount pursuant to Rule 457(p).

[3]	(1) The Registrant's prospectus supplement, dated and filed under Rule 424(b)(5) on May 22, 2023, under Registration Statement No. 333-271865, offered up to $500,000,000 Common Shares all of which remain unsold, the offering made by such prospectus supplement having been terminated. In connection with such prospectus supplement, the Registrant paid a contemporaneous filing fee of $8,750 in respect of Common Shares with a maximum aggregate offering price of $500,000,000, all of which such filing fee is allocable to such shares remain unsold. Accordingly, the Registrant hereby claims a fee offset in such amount pursuant to Rule 457(p). (2) Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price of $500,000,000, and Rule 457(r) under the Securities Act of 1933, as amended.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $500,000,000.00. The prospectus is a final prospectus for the related offering.